Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Funding III, L.P. (the “Partnership”) for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas W. Perry, Chief Accounting Officer and Controller of Merrill Lynch & Co., Inc., the General Partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

MERRILL LYNCH PREFERRED FUNDING III, L.P.
By:	MERRILL LYNCH & CO., INC., as General Partner

By:	/s/ THOMAS W. PERRY
	Name:	Thomas W. Perry*
	Title:	Chief Accounting Officer and Controller Merrill Lynch & Co., Inc.
Dated August 12, 2010

*	Thomas W. Perry functions as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Partnership for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.